                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                CONTACTS:  MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                         NUCO2 INC. REPORTS SOLID GAINS
                       IN FIRST QUARTER OPERATING RESULTS

STUART,  FLORIDA,  November 10, 2003 -- NuCO2 Inc.  (Nasdaq:  NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for  carbonating  fountain beverages,  today  reported  further  strong gains in operating  results for the fiscal 2004 first quarter ended September 30, 2003.

            For the three months ended  September 30, 2003, net sales  increased to $20.2 million, compared with $19.3 million in the preceding fourth quarter of fiscal 2003 and $18.7 million in the  corresponding  year-ago period.  Operating income  advanced to $2.4 million in the first  quarter,  against $2.0 million in the  preceding  quarter and an  operating  loss of $0.1  million a year ago. The successful  refinancing  of the Company's  long-term  debt during the 2004 first quarter  resulted in a non-cash charge for the loss on the early  extinguishment of debt  amounting to $2.0 million,  and thus a net loss for the quarter of $1.4 million,  or ($0.15)  per share,  as compared to the net loss a year ago of $2.1 million, or ($0.24) per share.

            Excluding  the  non-cash  refinancing  charge,  earnings  would have amounted to $545,000,  or $0.03 per share,  fully diluted,  more than double the preceding  quarter's net income of $262,000,  or $0.01 per fully diluted  share.
EBITDA (earnings before interest,  taxes,  depreciation and amortization) in the first quarter  amounted to $6.4 million,  up  sequentially  from $6.0 million in last year's  fourth  quarter and 48% greater  than EBITDA of $4.3 million in the corresponding year-earlier period.

            "NuCO2 is off to a solid start in fiscal 2004. Our Company's plan to resume growth,  increase  profitability and generate funds to both pay down debt and finance  expansion is  definitely  kicking in," said Michael E.  DeDomenico,
Chairman and CEO.  "We are  achieving  vastly  improved  service  levels and our concerted  marketing effort aimed at attracting  regional and national chains is yielding solid results and  positioning the Company to achieve its 10-15% growth target. Our goal is to continue to post steady sequential  quarterly progress as we move forward."

            NuCO2 said that it registered  1,400 net activations of new accounts in the first three  months of fiscal 2004,  bringing the total to  approximately
75,400  active bulk CO2 accounts on September 30, 2003.  The Company  expects in fiscal 2004 to add approximately  7,000 net new accounts compared to 5,700 added last year. The Company also reported  sustained  progress in its ongoing program to heighten  efficiency,  improve  distribution,  and achieve  greater  density.
Service  capabilities,  responsiveness and performance also continue to steadily improve.  "The metrics by which we measure each of these critical  variables are all  performing  positively,  the  result of our  intensive  program  to provide outstanding customer service," said Mr. DeDomenico.

            Gross  profit  for the  fiscal  2004  first  quarter  totaled  $10.8 million,  compared with $10.3 million  sequentially and $9.5 million a year ago, while gross margin was 53.3%,  consistent with the immediately preceding quarter and up from 51.0% in the corresponding year-ago period.  Reflecting a continuing cost  control  program,  selling,  general  and  administrative  expenses  as  a percentage of net sales improved to 19.8%,  from 20.2% in the preceding  quarter and 24.8% in the corresponding year-ago period.

                                   ABOUT NUCO2

            NuCO2 Inc.  is the leading  and only  national  provider of bulk CO2 products  and  services to the U.S.  fountain  beverage  industry.  With service locations within reach of 99% of the fountain  beverage users in the Continental
U.S., NuCO2's  experienced  professionals  comprise the largest network of sales and support  specialists in the industry  serving  national  restaurant  chains, convenience stores,  theme parks and sports and entertainment  complexes,  among others. NuCO2's revenues are largely derived from the installation, maintenance, rental and service of high  quality  bulk CO2  systems,  which are  increasingly replacing  high pressure CO2  cylinders,  until now the  traditional  method for carbonating  fountain  beverages.  The  technology  offers  consistent  quality, greater  ease of  operation,  and  heightened  efficiency  and safety  utilizing permanently  installed on-site  cryogenic storage tanks.  NuCO2 provides systems and  service  that  allows  its  customers  to spend  more  time  serving  their customers. Visit the Company's website at HTTP://WWW.NUCO2.COM.

            Statements  contained in this press release concerning the Company's outlook,  competitive  position and other  statements of  management's  beliefs, goals and expectations are  "forward-looking  statements"  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act of 1934,  and are  subject to risks and  uncertainties  that could cause actual results to differ  materially from those expressed in or implied by the  statements.  With  respect  to such  forward-looking  statements,  we claim protection  under the Private  Securities  Litigation  Reform Act of 1995. These
risks and  uncertainties  include,  but are not  limited  to, the ability of the
Company to add new accounts, competition,  general economic conditions and other factors and risks  identified  in the  Company's  U.S.  Securities  and Exchange
Commission filings.

            NuCO2 Inc. will host a conference  call Tuesday,  November 11, 2003, at 11 a.m.  Eastern Time to discuss its first quarter  ended  September 30, 2003 results.  Investors  may  listen to the call via  NuCO2's  website,  located  at
HTTP://WWW.NUCO2.COM.  To listen to the call, please go to the Company's website at least fifteen  minutes early to register.  For those who cannot listen to the live broadcast, a webcast replay will be available shortly after the call on the
Company's website through the close of business on November 15, 2003.

                                       ###

                                   NuCO2 Inc.

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                      ASSETS                                      September 30, 2003         June 30, 2003
                                                                  ------------------         -------------

Current assets:
          Cash and cash equivalents                                    $    153                $    455
          Trade accounts receivable, net of allowance for doubtful
          accounts of $2,301 and $2,299 respectively                      6,786                   6,217
          Inventories                                                       238                     210
          Prepaid expenses and other current assets                       2,449                   1,605
                                                                       --------                --------
               Total current assets                                       9,626                   8,487
                                                                       --------                --------

Property and equipment, net                                              91,928                  92,448

          Goodwill & other intangible assets, net                        25,735                  24,717
          Other                                                             197                     194
                                                                       --------                --------
               Total other assets                                        25,932                  24,911
                                                                       --------                --------

                   Total assets                                        $127,486                $125,846
                                                                       ========                ========

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
          Current maturities of long-term debt                         $  3,045                $  2,294
          Accounts payable                                                4,811                   4,095
          Accrued expenses & other current liabilities                    2,841                   3,837
                                                                       --------                --------
               Total current liabilities                                 10,697                  10,226

Long-term debt, less current maturities                                  40,398                  28,659
Subordinated debt                                                        27,870                  39,576
Customer deposits                                                         3,284                   3,191
                                                                       --------                --------
               Total liabilities                                         82,249                  81,652

Redeemable preferred stock                                                9,443                   9,258

Total shareholders' equity                                               35,794                  34,936
                                                                       --------                --------
                                                                       $127,486                $125,846
                                                                       ========                ========

                                              NUCO2 INC.

                                       STATEMENTS OF OPERATIONS
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             Quarter Ended September 30,
                                                             ---------------------------
                                                                 2003          2002
                                                                 ----          ----

Net sales:
       Product sales                                           $ 12,008      $ 11,196
       Equipment rentals                                          8,230         7,482
                                                               --------      --------
Net sales:                                                       20,238        18,678

Costs and expenses:
       Cost of products sold, excluding deprec & amort        8,350         7,885
       Cost of equipment rentals, excluding deprec & amort    1,104         1,258
       Selling, general and administrative expenses               4,015         4,627
       Depreciation and amortization                              3,912         4,419
       Loss on asset disposals                                      415           607
                                                               --------      --------
                                                                 17,796        18,796
                                                               --------      --------

       Operating income (loss)                                    2,442          (118)

Loss on early extinguishment of debt                              1,964          --
Interest expense                                                  1,897         1,992
                                                               --------      --------
       Net loss                                                $ (1,419)     $ (2,110)
                                                               ========      ========

Net income (loss) per common share - basic & diluted       $  (0.15)     $  (0.24)
                                                               ========      ========

Weighted average number of common and common
      equivalent shares outstanding
       Basic & diluted                                       10,633         9,693
                                                               ========      ========

                        RECONCILIATION OF GAAP AND EBITDA
                        ---------------------------------

                                                   Quarter Ended
                                      ------------------------------------------
                                      Sept 30, 2003 Sept 30, 2002  June 30, 2003
                                      ------------- -------------  -------------

Net income (loss)                        $(1,419)      $(2,110)       $   262
Interest expense                           1,897         1,992          1,742
Depreciation & amortization            3,912         4,419          3,996
Loss on early extinguishment of debt       1,964          --             --
                                         -------       -------        -------
EBITDA                                   $ 6,354       $ 4,301        $ 6,000
                                         =======       =======        =======

Cash flows provided by (used in):
  Operating activities                   $ 3,498       $ 3,088        $ 4,712
  Investing activities                   $(3,577)      $(3,854)       $(3,263)
  Financing activities                   $  (223)      $   343        $(1,511)

            Earnings  before  interest,  taxes,  depreciation  and  amortization
("EBITDA")  is one of the  principal  financial  measures  by which the  Company measures  its  financial  performance.  EBITDA  is a widely  accepted  financial indicator  used by many  investors,  lenders and analysts to analyze and compare companies on the basis of operating  performance,  and the Company believes that
EBITDA provides useful  information  regarding the Company's  ability to service its debt and other  obligations.  However,  EBITDA does not represent  cash flow from  operations,  nor has it been presented as a substitute to operating income or net income as  indicators  of the  Company's  operating  performance.  EBITDA excludes  significant  costs of doing  business and should not be  considered in isolation or as a substitute for measures of performance  prepared in accordance with accounting  principles  generally accepted in the United States of America.
In addition,  the  Company's  calculation  of EBITDA may be  different  from the calculation  used  by  its  competitors,  and  therefore  comparability  may  be affected.  The  Company's  lenders  also use  EBITDA  to  assess  the  Company's compliance with debt covenants. These financial covenants are based on a measure that is not consistent  with  accounting  principles  generally  accepted in the
United  States of America.  Such  measure is EBITDA (as  defined) as modified by certain defined adjustments.